UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : April 11, 2008
ECHOSTAR CORPORATION (Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation)	001-33807 (Commission File Number)	26-1232727 (IRS Employer Identification No.)
90 INVERNESS CIRCLE E. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)
(303) 706-4000 (Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01	Other Events.

On April 11, 2008, SES Americom announced that it has declared to insurers that the AMC-14 satellite is now considered a total loss, due to a lack of viable options to reposition the satellite to its proper geostationary orbit.  Therefore, we have no obligation to make any monthly lease payments to SES Americom with respect to the satellite.  However, we did make significant up front payments with respect to the satellite prior to launch, substantially all of which are covered by insurance we procured.  We had intended to lease the satellite to DISH Network after the satellite began commercial operation.  This revenue opportunity has been lost because the satellite has been declared a total loss.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

Date: April 17, 2008	By: /s/ R. Stanton Dodge R. Stanton Dodge Executive Vice President, General Counsel and Secretary